UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 6, 2008 Northern Trust Corporation entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters, with respect to the offering and sale of $400,000,000 of 5.50% Notes due 2013 (the “Notes”). The Notes will be issued under an Indenture dated as of August 15, 2006 between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), as trustee.

The offering of the Notes is expected to close on August 13, 2008. The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-152678).

Copies of the Purchase Agreement and the Form of Note are filed as exhibits to this Report on Form 8-K, and each of them is hereby incorporated by reference herein.

Concurrently with the offering of the Notes, Northern Trust Corporation’s principal subsidiary, The Northern Trust Company, is offering $300,000,000 of 6.50% Subordinated Notes due 2018 to institutional investors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Purchase Agreement dated August 6, 2008 between Northern Trust Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC

4.1	Form of 5.50% Note due 2013

99.1	Press release dated August 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Date: August 8, 2008	By:	/s/ William R. Dodds, Jr.
William R. Dodds, Jr.
Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Purchase Agreement dated August 6, 2008 between Northern Trust Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC

4.1	Form of 5.50% Note due 2013

99.1	Press release dated August 6, 2008